SCHEDULE 14A
                                (RULE 14A-101)

                 --------------------------------------------
                    INFORMATION REQUIRED IN PROXY STATEMENT
                 --------------------------------------------
                           SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                              STAFF LEASING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1) Title of each class of securities to which transaction applies: _______________________________________________________________________



(2) Aggregate number of securities to which transaction applies: _______________________________________________________________________


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________________


(4) Proposed maximum aggregate value of transaction:____________________________

(5) Total fee paid: ____________________________________________________________


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ____________________________________________________

(2) Form, Schedule or Registration Statement No.: ______________________________

(3) Filing Party: ______________________________________________________________

(4) Date Filed: ________________________________________________________________

                                                            (STAFF LEASING LOGO)

April 24, 2000


Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Staff Leasing, Inc. to be held on Monday, May 22, 2000, at the offices of the Company in Bradenton, Florida, commencing at 9:00 a.m. At this meeting you will be asked to elect two directors and to vote on an amendment to the Company's 1997 Stock Incentive Plan, as amended, to increase the number of shares reserved for issuance thereunder by 2,000,000.

     It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to sign, date, and return the enclosed proxy at your earliest convenience.



Yours very truly,


/s/  Richard A. Goldman
Richard A. Goldman
PRESIDENT

                              STAFF LEASING, INC.

                 --------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2000
                 --------------------------------------------
To the Shareholders of Staff Leasing, Inc.:

     Staff Leasing, Inc. will hold its annual meeting of shareholders at the offices of the Company at 600 301 Boulevard West, Bradenton, Florida, on Monday, May 22, 2000, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

   (a) to elect two Class I directors to serve until the annual meeting of shareholders in 2003 or until their successors are duly elected and qualified;

   (b) to vote on the proposed amendment to the Company's 1997 Stock Incentive Plan, as amended, to increase the number of shares reserved for issuance thereunder by 2,000,000; and

   (c) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 3, 2000, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. A list of shareholders entitled to vote at the annual meeting will be available for examination at the offices of Staff Leasing, Inc., 600 301 Boulevard West, Suite 202, Bradenton, Florida, for the ten business days immediately preceding the meeting.

     PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Prompt response by our shareholders will reduce the time and expense of solicitation.



By Order of the Board of Directors,



/s/ John E. Panning
John E. Panning, ASSISTANT SECRETARY
Bradenton, Florida
April 24, 2000

                              STAFF LEASING, INC.
                             600 301 BOULEVARD WEST
                                   SUITE 202
                           BRADENTON, FLORIDA 34205


                               -----------------
                                PROXY STATEMENT
                              -----------------
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2000


     Staff Leasing, Inc., a Florida corporation ("Staff Leasing" or the "Company"), furnishes this Proxy Statement to its shareholders in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders of the Company to be held May 22, 2000. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company before the meeting, and not revoked. You may revoke the proxy at any time before it is exercised. The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to shareholders is April 24, 2000.

     The enclosed 1999 Annual Report of the Company does not form any part of the proxy solicitation material.


                               ABOUT THE MEETING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the annual meeting of shareholders. Abstentions will be treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date.

     The accompanying proxy, unless the shareholder otherwise specifies therein, when executed and returned to the Company will be voted (i) for the election as directors of the Company of the persons designated under the caption "Election of Two Class I Directors -- Nominees for Director"; (ii) for the approval of the amendment to the 1997 Stock Incentive Plan, as amended (the "1997 Plan"), to increase the number of shares reserved for issuance thereunder by 2,000,000; and (iii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

     To be elected a director, each nominee must receive a plurality of all the votes cast at the meeting for the election of directors. Any abstentions or broker non-votes will have no effect on the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote for the election in his stead of any other person the Board of Directors may recommend.

     Approval of the amendment to the 1997 Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting. Abstentions will have the same effect as negative votes on the approval of the amendment to the 1997 Plan, but broker non-votes will have no effect on the voting of such proposal. Where shareholders have appropriately specified how their proxies are to be voted, the proxies will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The Board of Directors does not know of any such other matter or business.


                           OUTSTANDING CAPITAL STOCK

     The record date for shareholders entitled to notice of, and to vote at, the annual meeting of shareholders is the close of business on April 3, 2000. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the meeting 21,709,542 shares of common stock.

     The following table sets forth the beneficial ownership of the Company's common stock as of April 3, 2000, by each director, nominee for director, and executive officer named in the Summary Compensation Table set forth on page 7 of this proxy statement; by each beneficial owner of more than 5% of the outstanding common stock of the Company; and by the directors and executive officers of the Company as a group:



                                                                 NUMBER OF SHARES            PERCENT OF
NAME                                                          BENEFICIALLY OWNED (1)     OUTSTANDING SHARES
----------------------------------------------------------   ------------------------   -------------------
Charles S. Craig (2) .....................................           4,754,277(3)               21.9%
Paribas (4) ..............................................           2,746,891(5)               12.7
George B. Beitzel ........................................             393,816(6)                1.8
Richard A. Goldman .......................................             301,790(7)                1.4
John E. Panning ..........................................             286,208(8)                1.3
Jonathan H. Kagan ........................................              58,728(9)                  *
John Bilchak, Jr. ........................................              91,623(10)                 *
Todd B. Davis ............................................               9,425(11)                 *
Lisa J. Harris ...........................................              13,750(12)                 *
Melvin R. Laird ..........................................               1,910(13)                 *
Elliot B. Ross ...........................................              60,761(14)                 *
Directors and executive officers as a group (10) .........           5,972,288(15)              27.5

--------

 *   Less than one percent.

 (1) Unless otherwise stated, the beneficial owner has sole voting and investment power over the shares indicated. References in the footnotes below to currently exercisable employee stock options include options exercisable within 60 days of April 3, 2000.
 (2) Mr. Craig's address is Two Soundview Drive, Greenwich, Connecticut 06830.
 (3) Includes 1,346 shares held by Mr. Craig's SEP plan; 2,739 shares held by his rollover IRA; 3,059,501 shares held by the C.S. Craig Family Limited Partnership. The sole general partner of the partnership is Craig Family Holdings, LLC, of which Mr. Craig is the sole member. Also includes 752,397 shares held by the 11/24/87 Trust FBO KC Craig and 752,397 shares held by the 12/17/86 Trust FBO NH Craig, with respect to which Mr. Craig shares voting and investment power. Also includes 156,178 shares held by C.S. Craig Family Foundation, Inc., of which Mr. Craig is President. Also, includes 29,719 shares, which Mr. Craig has the right to acquire through currently exercisable employee stock options.
 (4) The address of Paribas is Equitable Tower, 787 Seventh Avenue, New York, New York 10019.
 (5) Includes 1,323,521 shares held by Paribas Principal Incorporated and 425,000 shares held by Paribas North America, Inc. Also, includes warrants to purchase 998,370 shares held by Paribas Principal Incorporated. The foregoing information is based on public filings as of the record date.
 (6) Includes 131,779 shares owned by Mary L. Beitzel, 108,612 shares owned by the Mary L. Beitzel Grantor Trust and 108,612 shares owned by the George Beitzel Grantor Trust. Also, includes 1,910 shares which Mr. Beitzel has the right to acquire through currently exercisable options.
 (7) Includes 22,583 shares held by the Trust FBO Zachary I. Goldman, 22,583 shares held by the Trust FBO Zoe A. Goldman, and 235,957 shares held by the Richard A. Goldman Intangible Asset Management Trust. Mr. Goldman disclaims beneficial ownership of the shares held by the Richard A. Goldman Intangible Asset Management Trust. Also includes 19,803 shares which Mr. Goldman has the right to acquire through currently exercisable employee stock options.
 (8) Includes 1,372 shares owned by Alyssa W. Panning, 1,372 shares owned by Rachael Panning, and 263,661 shares held by the John E. Panning Intangible Asset Management Trust. Mr. Panning disclaims beneficial ownership of the shares held by the John E. Panning Intangible Asset Management Trust. Also includes 19,803 shares which Mr. Panning has the right to acquire through currently exercisable employee stock options.
 (9) Includes an aggregate of 330 shares held by Mr. Kagan's minor children.
(10) Includes 15,061 shares which Mr. Bilchak has the right to acquire through currently exercisable employee stock options.

(11) Includes 9,425 shares, which Mr. Davis has the right to acquire through currently exercisable employee stock options.
(12) Includes 13,750 shares which Ms. Harris has the right to acquire through currently exercisable employee stock options.
(13) Includes 1,910 shares which Mr. Laird has the right to acquire through currently exercisable options.
(14) Includes 1,190 shares which Mr. Ross has the right to acquire through currently exercisable options.
(15) See notes (1) through (14).


     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors, executive officers, and owners of more than 10% of the Company's common stock complied during 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.


                             ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS

     The Board of Directors is divided into three classes, having three-year terms that expire in successive years. The term of office of directors in Class I expires at the 2000 annual meeting. The Board of Directors proposes that George B. Beitzel and Charles S. Craig be elected to Class I for a term of three years or until their successors are elected and qualified. The Company is currently in the process of conducting a search for at least one additional director.


NOMINEES FOR DIRECTOR

CLASS I DIRECTORS. The following nominees for Class I directors, if elected, will have terms ending in 2003:

     GEORGE B. BEITZEL, age 71, has been a director of the Company since November 1993. He currently serves as Chairman of the Audit, Special, Stock Option and Compensation Committees of the Board of Directors and as a member of the Executive and Special Stock Repurchase Committees. Mr. Beitzel is Chairman Emeritus of Amherst College and the Colonial Williamsburg Foundation. He is presently a director of Actuate, Bankers Trust Company (a subsidiary of Deutsche Bank), Bitstream and Computer Task Group.

     CHARLES S. CRAIG, age 49, has served as Chairman of the Board of Directors since November 1993. Currently he serves as a member of the Special Stock Repurchase Committee. From July 1995 through December 1999, Mr. Craig served as Chief Executive Officer of the Company and he served as a member of the three-person Office of the Chairman from January 1997 until December 1999. Mr. Craig has been a Managing Director of Craig Capital Corporation ("Craig Capital") since 1998. An investor group organized by Craig Capital acquired Staff Leasing in 1993.


DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS. The following Class II directors have terms ending in 2002:


     ELLIOT B. ROSS, age 54, has been a director of Staff Leasing since March 1994. He currently serves as Chairman of the Executive Committee and as a member of the Nominating and Special Committees. He is currently President of Ross Consulting, Inc., a management consulting firm established in 1989, and Chief Executive Officer of MFL.com, an internet enabled executive education, coaching and consulting company. He served as President of State Industrial Products from August 1998 until December 1999. He was employed by ESSEF Corporation from February 1994 to December 1997, where he served as Chief Operating Officer.

     JONATHAN H. KAGAN, age 43, has been a director of Staff Leasing since May 1999. He currently serves as Chairman of the Nominating Committee and as a member of the Audit, Compensation, Stock Option, Special and Executive Committees. Mr. Kagan has served as Managing Director of Centre Partners Management LLC, which was formed in December 1995 to manage investments on behalf of Centre Capital Investors II, L.P. and affiliated entities. Mr. Kagan has been a Managing Director of Corporate Advisers, L.P. since 1990. Mr. Kagan was a Managing Director of Lazard Freres & Co. LLC from 1985 to 1998. Mr. Kagan also serves as a director of Firearms Training Systems, Inc.

CLASS III DIRECTORS. The following Class III directors have terms ending in 2001:

     RICHARD A. GOLDMAN, age 43, has served as a director of the Company since May 1998. He has served as President since January 1997. He served as a member of the three-person Office of the Chairman from January 1997 until December 1999. The Office of the Chairman was disbanded in December 1999 and at that time Mr. Goldman was appointed as a member of the Office of the Chief Executive. Mr. Goldman served as Senior Vice President of Risk Management and General Counsel of Staff Leasing from July 1995 to January 1997. In May 1997, Mr. Goldman was appointed by the late Governor Lawton Chiles to Florida's Board of Employee Leasing and became chairman of that board in February 1998. Before joining Staff Leasing, Mr. Goldman was a partner in the New York office of Dechert Price & Rhoads from April 1993 to July 1995.

     JOHN E. PANNING, age 49, has served as director of the Company since May 1998. He has served as Chief Financial Officer since January 1997. He served as a member of the three-person Office of the Chairman from January 1997 until December 1999. The Office of the Chairman was disbanded in December 1999 and at that time Mr. Panning was appointed as a member of the Office of the Chief Executive. From August 1996 to December 1996, he served as Senior Vice President of Finance of Staff Leasing. Mr. Panning served as Senior Vice President of Sales of Staff Leasing from January 1995 to July 1996.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
              THE TWO NOMINEES FOR CLASS I DIRECTORS NAMED ABOVE.

BOARD COMMITTEES

     The Board of Directors has appointed an Executive Committee, a Special Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee, a Special Stock Repurchase Committee and a Nominating Committee. The Executive Committee has and may exercise all of the authority of the Board of Directors of the Company in the management of the business and affairs of the Company to the fullest extent permitted under the bylaws of the Company and the Florida Business Corporation Act. The Office of the Chief Executive reports directly to the Executive Committee. The Special Committee was formed in March 1999 to evaluate the Company's strategic alternatives and to make a recommendation with respect to such alternatives to the Board of Directors. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters that may come before it or as directed by the Board of Directors. The Compensation Committee administers the Company's compensation programs, and performs such other duties as may from time to time be determined by the Board of Directors. The Stock Option Committee administers the 1997 Plan. The Special Stock Repurchase Committee was formed in January 1999 to determine the number of shares subject to the Company's stock repurchase program. The Nominating Committee is responsible for nominating candidates for election to the Board of Directors of the Company. The Company's bylaws allow a shareholder to nominate directors by delivering written notice to the Company not more than 30 days before nor after the deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; provided that in connection with the 2000 annual meeting, shareholder nominations were valid if notice was received by the Company on or before March 31, 2000.


BOARD AND COMMITTEE MEETINGS

     In 1999, the Board of Directors met 12 times, the Special Committee met 19 times, the Audit Committee met four times, the Compensation Committee met twice, the Executive Committee met once, the Stock Option

Committee met twice, the Special Stock Repurchase Committee met once and the Nominating Committee met once. Each director attended at least 75% of the total number of meetings of the Board and Committees on which he served.


BOARD COMPENSATION

     Each non-employee director receives an annual fee of $10,000. Each non-employee director also receives $1,000 for attending each meeting of a committee of the Board of Directors. In addition, on December 21, 1999, each non-employee director then in office was granted an option to purchase 10,000 shares of common stock at the exercise price per share of $8.438. These options have ten-year terms and vest in four equal annual installments commencing on the first anniversary of the date of the grant. If, however, a director leaves office at the conclusion of a term for which he was elected or as a result of his death or disability, all unvested options will vest at that time.

     On December 9, 1999, Elliot Ross was appointed as Chairman of the Executive Committee of the Board of Directors. For a description of the Executive Committee, please see "Board Committees" above on page 4. The Board of Directors has resolved to pay Mr. Ross $25,000 per month during his tenure as Chairman of the Executive Committee.

     On December 9, 1999, Charles S. Craig resigned as Chief Executive Officer of the Company. Mr. Craig is entitled to receive his annual base compensation and reimbursement of the net rental costs of his office in Connecticut. Mr. Craig's administrative assistant shall continue to be employed by the Company. Mr. Craig shall continue to receive such other benefits associated with his employment as he had been receiving as of December 9, 1999. The Company has the right to review Mr. Craig's compensation, benefits and office cost reimbursement at the time of the Company's 2000 Annual Meeting.


                            EXECUTIVE COMPENSATION

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE AND THE PERFORMANCE GRAPHS INCLUDED ELSEWHERE IN THE PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPHS BY REFERENCE THEREIN.


REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee and Stock Option Committee of the Board of Directors have furnished the following report on executive compensation for fiscal 1999.

     The Company's compensation program for executives consists of three key elements:

     o a base salary,

     o a performance-based annual bonus, and

     o periodic grants of stock options.

     The Committees believe that this three-part approach best serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances the long-term interests of shareholders. Under this approach, compensation for these officers involves a substantial proportion of pay that is "at risk" -- namely, the annual bonus and stock options. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's shareholders.

     BASE SALARY. Base salaries for the Company's executive officers, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer or the Office of the Chief Executive, as the case may be, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer's service. All salary recommendations for the executive officers are reviewed with the Compensation Committee, which then approves or disapproves the recommendations.

     ANNUAL BONUS. A substantial portion of each executive officer's potential total annual compensation is in the form of a bonus. Before the beginning of the year, the Chief Executive Officer or the Office of the Chief Executive, as the case may be, recommends targeted bonus amounts (as a percentage of base salary) for each executive officer for the coming year. These targets are reviewed by the Compensation Committee. Bonus payments, which must be approved by the Compensation Committee, are based on individual performance and Company performance. Bonus payments are generally paid in the first quarter of the year following the year in which performance is measured. The bonuses set forth on the chart on page 7 reflect bonuses awarded for 1999 performance, but paid in 2000.

     STOCK OPTIONS. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of shareholder value over the long term and aid significantly in recruiting and retention of executive officers. The Stock Option Committee considers recommendations of the Chief Executive Officer or the Office of the Chief Executive, as the case may be, and approves all option grants.


COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In determining compensation for the person or persons serving as Chief Executive Officer or constituting the Office of the Chief Executive, the Compensation Committee and Stock Option Committee consider the criteria described above for all executive officers and especially the impact of such person's leadership and creativity on achieving the Company's short-term and long-term goals.

     On December 9, 1999, Mr. Craig resigned from his position as Chief Executive Officer. For the 1999 fiscal year, the Compensation Committee awarded him an annual bonus of 80% of his target bonus, reflecting the Company's diminished performance in 1999. For the same reasons, Messrs. Goldman and Panning, as members the Office of the Chief Executive, each was awarded 80% of his respective target bonus for 1999.

     In addition, Mr. Craig is entitled to receive his annual base compensation and reimbursement of the net rental costs of his office in Connecticut. Mr. Craig's administrative assistant shall continue to be employed by the Company. Mr. Craig shall continue to receive such other benefits associated with his employment as he had been receiving as of December 9, 1999. The Company has the right to review Mr. Craig's compensation, benefits and office cost reimbursement at the time of the Company's 2000 Annual Meeting.


SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Because no employee of the Company has yet received compensation in excess of $1,000,000, the Compensation Committee has not yet adopted a policy with respect to section 162(m) of the Internal Revenue Code. Generally, that section limits the Company's ability to deduct non-performance based compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee will adopt such a policy if it appears likely that one or more of its executives are nearing the $1,000,000 limitation.

     This report is submitted by:

       George B. Beitzel
       Jonathan H. Kagan
       Melvin R. Laird

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Beitzel, Kagan, and Laird.


SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the former Chief Executive Officer, the members of the Office of the Chief Executive, and the three other highest-paid executive officers of the Company at the end of last year:



                                       ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                ----------------------------------                ------------------------
                                                                                                NUMBER OF
                                                                        OTHER      RESTRICTED     SHARES
                                                                       ANNUAL         STOCK     UNDERLYING
                                                                    COMPENSATION    AWARD(S)     OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY        BONUS            (1)           (2)       GRANTED      COMPENSATION
-----------------------------   ------ ----------- --------------- -------------- ------------ ----------- -----------------
Charles S. Craig (3)            1999    $272,000   $101,600                                            0
  Chief Executive Officer       1998     212,000    197,250                                       44,176
                                1997     166,667    200,000                                       45,000
Richard A. Goldman (4)          1999     207,000     49,200                                       29,000
  President; Member of          1998     162,000    121,500                                       29,413
  the Office of the Chief       1997     152,077    133,650                                       30,000
  Executive
John E. Panning (5)             1999     207,000     49,200                                       29,000
  Chief Financial Officer;      1998     162,000    121,500                                       29,413
  Member of the Office          1997     152,077    133,650                                       30,000
  of the Chief Executive
John Bilchak, Jr (6)            1999     181,000     35,750                                       20,000
  Senior Vice President,        1998     142,000     97,500                                       20,447
  Benefits & Risk               1997     123,077     99,000                                       25,000
  Management
Lisa J. Harris (7)              1999     196,154     105,000 (8)                                           $30,123 (9)
  Senior Vice President,
  Information Technology
  and Chief Financial
  Officer
Todd B. Davis (10)              1999     156,750     28,635                                       20,000
  Senior Vice President,        1998     110,000     55,000                                       37,700
  Service Center Operations

--------
 (1) Does not include perquisites and other personal benefits, securities or property which do not aggregate in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
 (2) All long-term compensation identified in this column arises under the Company's restricted equity plan (the "Restricted Equity Plan"). The Restricted Equity Plan allowed the Company to issue equity to its senior executive officers holding positions of Vice President or above. See "Certain Transactions." No awards were made under this plan after January 31, 1997. Values of restricted equity before the Company's initial public offering are based on an independent third party appraisal.
 (3) Mr. Craig resigned from his position as Chief Executive Officer on December 9, 1999.
 (4) Mr. Goldman was issued the equivalent of 31,120 shares on December 31, 1996 pursuant to the Restricted Equity Plan which vest 25% per year on the anniversary date of the original issuance. The remaining restricted portion of this issuance as of December 31, 1999, was 7,780 shares valued at $91,415 based on the price of $11.75 per share as of December 31, 1999.

 (5) Mr. Panning was issued the equivalent of 31,120 shares on December 31, 1996 pursuant to the Restricted Equity Plan which vest 25% per year on the anniversary date of the original issuance. The remaining restricted portion of this issuance as of December 31, 1999, was 7,780 shares valued at $91,415 based on the price of $11.75 per share as of December 31, 1999.
 (6) The Company issued Mr. Bilchak the equivalent of 55,159 shares on January 15, 1996, and 31,120 shares on December 31, 1996, pursuant to the Restricted Equity Plan, which vest 25% per year on the anniversary date of the original issuances. The remaining restricted portion of these issuances as of December 31, 1999, was 21,570 shares, valued at $266,262 based on the price of $11.75 per share as of December 31, 1999. Mr. Bilchak resigned on January 21, 2000 and 7,780 of these shares were repurchased by the Company prior to vesting.
 (7) Ms. Harris was hired in January 1999.
 (8) Includes a signing bonus of $55,000.
 (9) Relocation expenses of $30,123.
(10) Mr. Davis was hired in 1998 and resigned on February 9, 2000.


OPTION GRANTS IN 1999

     No options were exercised in 1999. The following table shows stock option grants during 1999 to the executive officers named in the Summary Compensation Table set forth on page 7:



                                              % OF TOTAL
                                               OPTIONS
                                NUMBER OF     GRANTED TO
                                 OPTIONS      EMPLOYEES     EXERCISE PRICE      EXPIRATION         VALUE AT
NAME                             GRANTED       IN 1999         PER SHARE           DATE         GRANT DATE (1)
----------------------------   -----------   -----------   ----------------   --------------   ---------------
Charles S. Craig ...........           0           0
Richard A. Goldman .........      29,000          5.9         $  8.4380         12/21/09           $218,660
John E. Panning ............      29,000          5.9            8.4380         12/21/09            218,660
John Bilchak, Jr. ..........      20,000          4.0            8.4380       12/21/09 (2)          150,800
Lisa J. Harris .............      20,000          4.0            8.4380         12/21/09            150,800
Todd B. Davis ..............      20,000          4.0            8.4380       12/21/09 (2)          150,800

--------
(1) The value of the option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 73.4%; risk-free interest rate of 6.65%; and expected life of 5.3 years.
(2) Mr. Bilchak's and Mr. Davis' options expired at the time of their resignation, on January 21, 2000 and February 9, 2000, respectively.


EXECUTIVE AGREEMENTS

     The Company has entered into agreements (the "Executive Agreements") with Messrs. Craig, Goldman, Panning and Bilchak that provided for certain payments to be made to such executives in the event of a change of control of the Company. For purposes of the Executive Agreements, a "change in control" means:


   o the acquisition by certain third parties of 25% or more of the voting power of the Company's outstanding voting securities (other than by any person who at the time of the Company's initial public offering was the beneficial owner of 5,000,000 shares of the Company's Common Stock); or

   o a majority change in the composition of the Board of Directors.

     Under the Executive Agreements, the executive is entitled to compensation if the executive is employed by the Company at the time of a change in control and the executive's employment within 18 months after the date of such change in control is terminated involuntarily or voluntarily by the executive based on material changes in the nature or scope of the executive's duties or employment or a reduction of compensation of the executive made without the executive's consent. The amount of the payments to be paid under these circumstances is equal to an amount which, if paid to the executive in 18 consecutive equal monthly installments, would have a present value equal to the amount by which 299% of the executive's "base amount" (as defined by Section 280G of the

Internal Revenue Code of 1986, as amended (the "Code")), exceeds the aggregate present value of all other parachute payments (as defined in Section 280G of the Code ). Under the Executive Agreements, the payments are to be made over a period of 36 months and are to be directly offset by compensation received by the executive from other employment, including self-employment, during the payment period.

     The Company has also entered into a subsequent agreement with Mr. Goldman (the "Goldman Agreement") that replaces the Executive Agreement between the Company and Mr. Goldman and that provides for certain payments to be made to Mr. Goldman in the event there is a change in control of the Company (as defined below). Under the Goldman Agreement, Mr. Goldman is entitled to compensation if Mr. Goldman is employed by the Company at the time of a change in control and Mr. Goldman's employment within two years after that change in control is terminated by the Company for a reason other than for cause (as defined in the Goldman Agreement) or by Mr. Goldman for good reason (as defined in the Goldman Agreement). In such event, Mr. Goldman would receive (1) a lump-sum payment equal to either Mr. Goldman's average annual incentive bonus earned in the three fiscal years prior to the termination or Mr. Goldman's target annual incentive bonus for the year in which the termination occurs, whichever is greater (the "Highest Bonus"), multiplied by the fraction of the fiscal year remaining after the termination, but reduced by any annual incentive bonus amounts paid to Mr. Goldman during the fiscal year in which the termination takes place; plus (2) a lump-sum payment equal to three times the amount of Mr. Goldman's highest annual rate of base salary during the one-year period prior to the termination; plus (3) an amount equal to three times the Highest Bonus. The Goldman Agreement also provides for the continuation of Mr. Goldman's life, disability and accident insurance and medical and dental plan coverage for three years after termination of employment (or if Mr. Goldman cannot continue as a participant in such plans for the provision of such benefits on the same after tax basis as if such participation has been permitted). In addition, if Mr. Goldman is subject to the excise tax imposed under Section 4999 of the Code, the Company shall pay Mr. Goldman an additional amount so as to put Mr. Goldman in the same after-tax position he would have been in had the excise tax never applied.

     The Company has also entered into an agreement with Lisa J. Harris (the "Harris Agreement") that is substantially similar to the Goldman Agreement, except that Ms. Harris would, in part, receive as compensation following a termination a lump-sum payment equal to two times (instead of three times as in the Goldman Agreement) the amount of Ms. Harris's highest annual rate of base salary and a lump-sum payment equal to two times (instead of three times as in the Goldman Agreement) either Ms. Harris's average annual incentive bonus earned in the three years prior to the termination of Ms. Harris's target annual incentive bonus for the year in which the termination occurs, whichever is greater. Furthermore, the Company has entered into a separate agreement with Ms. Harris that provides that Ms. Harris be paid a lump-sum payment equal to one time her base annual salary in the event that the Company is sold to an unrelated third party on or before December 31, 2000 and Ms. Harris remains employed with the Company until that date (or Ms. Harris's employment is involuntarily terminated other than for cause (as defined in the Harris Agreement)).

     For purposes of the Goldman Agreement and Harris Agreement, the term "change in control" generally means:

   o the acquisition by certain third parties of 25% or more of the voting power of the Company's outstanding voting securities;

   o a majority change in the composition of the Company's Board of Directors;

   o the consummation of certain mergers or consolidations of the Company where the voting securities outstanding immediately prior to such transactions represent 50% or less of the total voting power of the corporation resulting from such mergers or consolidations (or, if applicable, such corporation's ultimate parent); or

   o the approval by shareholders of a plan of liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

CERTAIN TRANSACTIONS

     The Company's Restricted Equity Plan was adopted when the Company operated as a limited partnership. The plan allowed the Company to issue, from time to time, the equivalent of shares of common stock to its executive officers holding positions of Vice President and above. The purchase price of these common stock equivalents was determined on the basis of the original purchase price of the common stock equivalents in the 1993 transaction in which the Company acquired the assets of its predecessor. The Company lent the purchase price of these common stock equivalents to the participants in the plan on a recourse basis and at the rate upon which interest is imputed under the Code. Upon completion of the Company's initial public offering, the common stock equivalents issued under the plan were converted to shares of common stock. These shares are subject to forfeiture restrictions, which allow the Company to repurchase the "unvested" portion of these interests at a formula price upon termination of employment of the executive. The Restricted Equity Plan was terminated on February 28, 1997; however, the shares into which common stock equivalents issued pursuant to the plan were converted remain subject to its terms.

     During 1999, Mr. Goldman had outstanding loans from the Company with principal balances totaling $41,322 in connection with purchases under the Restricted Equity Plan, advances to pay taxes incurred when interests vested under the Restricted Equity Plan, and for purchases of other equity interests from the Company. These loans bear interest at rates ranging from 6.4% to 7.5%.
 At December 31, 1999, the aggregate outstanding principal balance of these loans to Mr. Goldman was $41,322. The loan to make purchases under the Restricted Equity Plan is due November 1, 2000, and the loan to purchase other equity interests is due March 31, 2001.

                           STOCK PERFORMANCE CHARTS

     The following chart compares the return on the Company's common stock from June 25, 1997 through December 31, 1999, with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index (defined below). The comparison assumes $100 was invested on June 25, 1997, at the initial public offering price in the Company's common stock and in the Nasdaq Stock Market (U.S.) Index and the Peer Group Index and assumes reinvestment of dividends and distributions. The Peer Group Index consists of the following professional employer organizations:
Administaff, Inc., Teamstaff, Inc., Employee Solutions, Inc., TEAM America Corporation, and The Vincam Group, Inc. (through its acquisition date of March 11, 1999).

                COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN *
           AMONG STAFF LEASING, INC., THE NASDAQ STOCK MARKET (U.S.)
                                     INDEX
                                AND A PEER GROUP

        (Performance Chart appears here with the following plot points:)

                              6/25/97       12/97      12/98          12/99
STAFF LEASING, INC.             100
PEER GROUP                      100               PLEASE FILL IN
NASDAQ STOCK MARKET (U.S.)      100

* $100 INVESTED ON 6/25/97 IN STOCK OR INDEX.
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                           1997 STOCK INCENTIVE PLAN

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE STAFF LEASING, INC. 1997 STOCK INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES

INTRODUCTION

     On March 24, 1997, the Board of Directors adopted the Staff Leasing, Inc. 1997 Stock Incentive Plan (the "1997 Plan"). The 1997 Plan was subsequently approved by the Company's shareholders on the same date.


PROPOSED INCREASE TO SHARES RESERVED

     From the inception of the 1997 Plan to March 31, 2000, the Compensation Committee has granted options thereunder to executive officers and employees for 1,140,068 shares of Common Stock, net of subsequent forfeitures, leaving 1,359,932 shares reserved for future grants. The expiration date for all options granted is either five (5) or ten (10) years from the respective grant dates, and all options granted become exercisable in annual installments in approximate one-third increments commencing with the second anniversary of the grant date. The option prices have reflected the fair market value of the underlying shares at each grant date, which ranged from $8.438 to $18.063. On April 17, 2000, the last reported sale price of the Common Stock on the Nasdaq National Market was $3 7/16 per share.

     The Board of Directors has amended the 1997 Plan, subject to shareholder approval, to increase by 2,000,000 the shares of the Company's Common Stock for issuance under awards that may be made under the 1997 Plan, subject to adjustment as provided in the 1997 Plan.

     The Board of Directors believes that the successful continuation of the Company's business strategy depends on attracting and retaining able executives, managers and key employees. The Board of Directors believes that additional shares must be reserved to facilitate the Company's attraction and retention of capable personnel, including the attraction and retention of a new Chief Executive Officer. The Company is currently engaged in a search for a new Chief Executive Officer. The Board of Directors is also seeking shareholder approval of the amendment to the 1997 Plan to comply with the requirements of
Section 162(m) of the Internal Revenue Code and to preserve the Company's Federal income tax deduction for certain compensation paid to its named executive officers in excess of $1 million. In addition, shareholder approval is required to qualify certain options as "incentive stock options" within the meaning of Section 422 of the Code which receive favorable income tax treatment described below under " -- Federal Income Tax Consequences" on page 15.

     The following description of the 1997 Plan is qualified in its entirety by reference to the applicable provisions of the plan document.


TERMS OF THE PLAN

     ADMINISTRATION. The 1997 Plan is administered by a subcommittee of the Board of Directors whose members are selected by the Board of Directors (the "Stock Option Committee"). When appointing members to the Stock Option Committee, the Board of Directors will consider the advisability of complying with the disinterested standards contained in both Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Stock Option Committee will have at least two members. At the present time, the full membership of the Compensation Committee of the Board of Directors acts as the Stock Option Committee. The Stock Option Committee has the authority to grant awards under the 1997 Plan and to make all other determinations that it may deem necessary or advisable for the administration of the 1997 Plan.

     AWARDS. The 1997 Plan permits the Stock Option Committee to make awards of shares of the Company's Common Stock, awards of derivative securities related to the value of the Common Stock and tax reimbursement payments to eligible persons. These discretionary awards may be made on an individual basis or through a program approved by the Stock Option Committee for the benefit of a group of eligible persons. The 1997 Plan permits the Stock Option Committee to make awards of a variety of equity-based incentives, including stock awards, options to purchase shares of the Company's Common Stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares (collectively, "Stock Incentives").

     The number of shares of Common Stock as to which any Stock Incentive is granted and to whom any Stock Incentive is granted will be determined by the Stock Option Committee, subject to the provisions of the 1997 Plan. Stock Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Stock Option Committee, to the extent not otherwise inconsistent with the terms of the 1997 Plan. Stock Incentives generally are not transferable or assignable during a holder's lifetime.

     No eligible employee covered by Section 162(m) of the Code may be granted during any single fiscal year of the Company rights to receive shares of Common Stock under options or stock appreciation rights which, in the aggregate, exceed 100,000 shares of Common Stock.


STOCK INCENTIVES

     OPTIONS. The 1997 Plan provides for the grant of incentive stock options and nonqualified stock options. The Stock Option Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a stock incentive agreement. Options may be made exercisable on terms established by the Stock Option Committee, to the extent not otherwise inconsistent with the terms of the 1997 Plan.

     The exercise price of an option will be set forth in the applicable stock incentive agreement. The exercise price of an incentive stock option may not be less than the fair market value of the Common Stock on the date of the grant nor less than 110% of the fair market value if the participant owns more than 10% of the outstanding Common Stock of the Company or any subsidiary. At the time an incentive stock option is exercised, the Company will be entitled to place a legend on the certificates representing the shares of Common Stock purchased to identify them as shares of Common Stock purchased upon the exercise of an incentive stock option. Nonqualified stock options may be made exercisable at a price equal to, less than or more than the fair market value of the Common Stock on the date that the option is granted. The Stock Option Committee may permit an option exercise price:

     o to be paid in cash; or

     o by the delivery of previously-owned shares of Common Stock; or

     o to be satisfied through a cashless exercise executed through a broker;
       or

     o by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld.

     The Stock Option Committee also may authorize financing by the Company to assist a participant with payment of the exercise price.

     The term of an option will be specified in the applicable stock incentive agreement. The term of an incentive stock option may not exceed ten years from the date of grant; however, any incentive stock option granted to a participant who owns more than 10% of the Common Stock of the Company or any subsidiary will not be exercisable after the expiration of five years from the date the option is granted. Subject to any further limitations in a stock incentive agreement, in the event of a participant's termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment if an incentive stock option and, if a nonqualified stock option, no later than two years after the date of termination of employment; provided, however, that if termination of employment is due to death or disability, up to one year may be substituted for the three-month period for incentive stock options.

     STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Stock Option Committee may provide that stock appreciation rights are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Stock Option Committee with respect to any particular award.

     STOCK AWARDS. The Stock Option Committee may grant shares of Common Stock to a participant, subject to restrictions and conditions, if any, as the Stock Option Committee may determine.

     OTHER STOCK INCENTIVES. Dividend equivalent rights, performance units and phantom shares may be granted in numbers or units and subject to any conditions and restrictions as determined by the Stock Option Committee and will be payable in cash or shares of Common Stock, as determined by the Stock Option Committee.


TAX REIMBURSEMENT PAYMENTS

     The Stock Option Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of a Stock Incentive.


TERMINATION OF STOCK INCENTIVES

     The terms of a particular Stock Incentive may provide that they terminate in the event of certain circumstances, including:

    o upon the holder's termination of employment or other status with respect to the Company or any affiliate of the Company;

     o upon a specified date;

     o upon the holder's death or disability; or

     o upon the occurrence of a change in control of the Company.

Stock Incentives may include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. At the Stock Option Committee's discretion, Stock Incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Incentive and to the provisions of the 1997 Plan.


REORGANIZATIONS

     The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of a Stock Incentive or to which a Stock Incentive is subject, as the case may be, and the exercise price of an option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without the receipt of consideration.

     In the event of specified corporate reorganizations, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Stock Option Committee, provided that the adjustment is not inconsistent with the terms of the 1997 Plan or any agreement reflecting the terms of a Stock Incentive.


AMENDMENTS OR TERMINATION

     Although the 1997 Plan may be amended or terminated by the Board of Directors without shareholder approval, the Board of Directors also may condition any amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of a Stock Incentive without the holder's consent.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     The following table sets forth information regarding stock options granted to date under the 1997 Plan, including options that have been exercised to: (i) each of the Company's executive officers named in the Summary Compensation Table set forth on page 7, (ii) all executive officers of the Company as a group, and (iii) all employees of the Company, other than executive officers, as a group.



                                               OPTIONS GRANTED         WEIGHTED AVERAGE
NAME OF PERSON OR GROUP                        (NO. OF SHARES)     EXERCISE PRICE PER SHARE
-------------------------------------------   -----------------   -------------------------
Charles S. Craig ..........................         89,176               $  14.6054
Richard A. Goldman ........................         88,413                  12.5837
John E. Panning ...........................         88,413                  12.5837
John Bilchak, Jr ..........................         15,061                  13.3916
Lisa J. Harris ............................         75,000                  11.3251
Todd B. Davis .............................          9,425                  11.6250
All executive officers as a group .........        365,488                  12.8273
All other employees as a group ............        774,580                  10.6206

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences of participation in the 1997 Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 1997 Plan.

     INCENTIVE STOCK OPTIONS. A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of Common Stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the Common Stock and the amount for which he or she sells the Common Stock. If the participant does not sell the shares of Common Stock during the two-year period from the date of grant of the incentive stock option and one-year period from the date the Common Stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of Common Stock prior to that time, the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale) will be recognized by the participant as ordinary income and the Company will be entitled to a corresponding deduction. The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

     NONQUALIFIED OPTIONS. A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

     If the shares of Common Stock are held for more than one year after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. If the one year holding period is not met, the gain/loss will be short-term.

     Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

     OTHER STOCK INCENTIVES. A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the

"Equity Incentives"). Generally, at the time a participant receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Common Stock received, and the Company will then be entitled to a corresponding deduction.

     A participant will not be taxed upon the grant of a stock award if the award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Code. When the shares of Common Stock that are subject to the stock award become transferable or are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award (by filing an election with the IRS within 30 days after the date the shares are considered to be transferred to the employee), he or she may include the fair market value of the stock subject to the award, less any amount paid for that stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time. However, if the shares are subsequently forfeited, the participant will not be entitled to a deduction.


APPROVAL REQUIRED

     Approval of the 1997 Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting. Proxies received which contain no instructions to the contrary will be voted for the 1997 Plan amendment.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO
                        THE 1997 STOCK INCENTIVE PLAN.

SHAREHOLDER PROPOSALS

     Any proposals that shareholders of the Company desire to have presented at the 2001 annual meeting of shareholders must be received by the Company at its principal executive offices not later than December 26, 2000.


MISCELLANEOUS

     Deloitte & Touche, LLP acted as the Company's independent auditors for 1999. One or more representatives of Deloitte & Touche, LLP will attend the annual meeting, will have an opportunity to make a statement and will respond to appropriate questions from shareholders. The Audit Committee has not yet appointed the independent auditors for 2000.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                            By Order of the Board of Directors,




                                            /s/  JOHN E. PANNING
                                            JOHN E. PANNING, ASSISTANT
                                            SECRETARY

Bradenton, Florida
April 24, 2000

                              STAFF LEASING, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned appoints Richard A. Goldman and John E. Panning, and each of them, his proxies with full power of substitution, to vote all the shares of common stock of Staff Leasing, Inc. that the undersigned may be entitled to vote at the annual meeting of shareholders to be held May 22, 2000, and at any adjournment or postponement thereof, as indicated on the reverse side hereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                         (Continued and to be signed and dated on reverse side.)



                                        STAFF LEASING, INC.
                                        P.O. BOX 11331
                                        NEW YORK, N.Y. 10203-0331

1. Election of Directors:        FOR all nominees               WITHHOLD AUTHORITY to vote                 *EXCEPTIONS
                                 listed below                   for all nominees listed below

Nominees: George B. Beltzel, Charles S. Craig
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

2. Approval of Amendment to the Staff Leasing, Inc. 1997 Stock Incentive Plan, as amended, to increase the number of share of common stock reserved for issuance thereunder by 2,000,000 shares:

       FOR THE AMENDMENT            AGAINST THE AMENDMENT             ABSTAIN



                                     CHANGE OF ADDRESS AND
                                     OR COMMENTS MARK HERE

                        PLEASE DATE THE PROXY AND SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON WHEN THERE IS MORE THAN ONE OWNER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR TITLE AS SUCH. IF EXECUTED BY INCOROPORATION, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER.

                         Signature: _____________________________


                         Date: _________________________________


                         Signature: _____________________________


                         Date: _________________________________


                         Votes must be indicated
                         (x) in Black or Blue Ink.



(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)